EXHIBIT 12.1

              SIMONDS INDUSTRIES INC. AND CONSOLIDATED SUBSIDIARIES
      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Amount in thousands, except ratios)

                                                 --------------------------------------------------------------
                                                                            Company
                                                 --------------------------------------------------------------

                                                                           Year Ended
                                                 --------------------------------------------------------------
                                                    1996         1997         1998         1999         2000
                                                 ----------  -----------  -----------  -----------  -----------
Earnings:
  Pre-tax income from continuing
     Operations                                      7,054        8,752        2,321        2,652         (462)
  Add fixed charges:
     Interest on indebtedness                        4,399        4,963        7,900       10,948       10,834
     Portion of rents representative
       of the interest factor                          203          213          275          305          358
                                                 ----------  -----------  -----------  -----------  -----------
Income as adjusted                                  11,656       13,928       10,496       13,905       10,730

Fixed charges:
  Interest on indebtedness                           4,399        4,963        7,900       10,948       10,834
  Capitalized interest
  Portion of rents representative
    of the interest factor                             203          213          275          305          358
                                                 ----------  -----------  -----------  -----------  -----------
  Total Fixed Charges                                4,602        5,176        8,175       11,253       11,192

Ratio of earnings to fixed charges                     2.5          2.7          1.3          1.2          1.0
                                                 ==========  ===========  ===========  ===========  ===========
